UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 24, 2007

DOV PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49730	22-3374365
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

150 Pierce Street, Somerset, NJ 08873
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (732) 907-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On January 24, 2007, DOV Pharmaceutical, Inc. (“DOV” or the “Company”) entered into a Restructuring Support Agreement (the “RSA”) with members of an ad hoc committee (the “Bondholders’ Committee”) of the holders of DOV’s 2.50% Convertible Subordinated Debentures due 2025 (the “Debentures”). Such Debenture holders have agreed to (i) participate in and support DOV’s proposed offer to exchange the $70 million of outstanding Debentures for one or more new series of convertible preferred stock and an aggregate $14.9 million cash payment (the “Exchange Offer”); and (ii) not take any actions or exercise any remedies relating to DOV’s failure on January 3, 2007 to repurchase the Debentures pursuant to the offer to repurchase unless DOV commences bankruptcy proceedings or such a proceeding is commenced against DOV, or unless the RSA is terminated for any other reason under the terms of the RSA.

The following is a summary of the additional material terms of the RSA.

•
Support of the Exchange Offer: The Debenture holders that are party to the RSA, or that have otherwise agreed to be bound by the provisions of the RSA summarized within this section entitled “Support of the Exchange Offer,” hold approximately 88% in aggregate principal amount of the Debentures. These Debenture holders have agreed to tender in the Exchange Offer on the terms described herein, and not withdraw, all Debentures that they beneficially own. The material terms of the Exchange Offer that these Debenture holders have agreed to support by tendering and not withdrawing their Debentures include:

o
the amount of the cash payment and the number of shares and terms of the new series C convertible preferred stock and, if issued, the alternative series D convertible preferred stock to be issued in the Exchange Offer,

o	the expiration date of the Exchange Offer and that such date may only be extended with the consent of holders of a majority in aggregate principal amount of the Debentures, and

o
the condition that at least ninety-nine percent (99%) in aggregate principal amount of the Debentures be validly tendered and not withdrawn, which condition may only be modified with the consent of holders of a majority in aggregate principal amount of the Debentures.

•
Board of Directors Matters: The RSA contains a provision that the holders of a majority of the new series C convertible preferred stock have a right to designate by notice and consent delivered to the Company at least a majority of the members of the board of directors shortly following the consummation of the Exchange Offer. The Debenture holders party to the RSA hold more than a majority of the Debentures and, as a result, may hold more than a majority of the new series C convertible preferred stock. No designees to join the Company’s board of directors have been named as of the date of this Current Report on Form 8-K.

•
Stockholder Approval: The RSA requires that the Company use its reasonable best efforts to pursue and obtain the approval of the Company’s common stockholders for an increase in the Company’s authorized common stock in order to permit the new series C convertible preferred stock and the alternative series D preferred stock to be converted into shares of common stock. The Debenture holders party to the RSA have agreed to vote the shares of common stock that they own, if any, in favor of such common stockholder approval. The consequences of failing to receive such common stockholder approval by a specified date include an increase in the number of shares of common stock into which the new series C convertible preferred stock and the alternative series D preferred stock is convertible, as well as a requirement that the Company pursue stockholder approval for a new class of common stock into which the new series C convertible preferred stock and the alternative series D preferred stock would then be converted on a one-for-one basis. The Company expects that this new class of common stock, if it is required because the Company’s common stockholders have not approved the increase in the authorized common stock, will have rights that are superior to the existing common stock.

•
Registration Rights Agreement: The RSA requires that the Company enter into a Registration Rights Agreement with any holder of Debentures that may be deemed affiliates of the Company under federal securities laws in order to permit such holder to resell the new series C convertible preferred stock received in the Exchange Offer, the shares of common stock issuable upon conversion thereof and any other common stock owned by the Debenture holder as of the date of the Registration Rights Agreement.

•
Termination of Restructuring Support Agreement: The RSA is terminable in a variety of circumstances including if DOV fails to commence the Exchange Offer on or prior to January 29, 2007 and if DOV fails to consummate the Exchange Offer on or prior to March 19, 2007. In the event the RSA is terminated, the holders of Debentures party thereto shall no longer be required to tender and not withdraw their Debentures and shall not be required to vote any shares of common stock that they may own in favor of the approval to amend the Company’s certificate of incorporation to increase the number of shares of common stock authorized for issuance by the Company.

•
No Waiver of Claims Until Completion of Exchange Offer: The RSA contains a provision whereby the parties thereto acknowledge, subject to the holders agreement to “standstill” during the pendency of the Exchange Offer, that such holders have not waived any claims that they might have. The parties to the RSA agreed that upon consummation of the Exchange Offer, the holders of Debentures would release certain claims that they may have against the Company and certain other persons.

Item 1.01 Entry Into a Material Definitive Agreement.
Item 3.03  Material Modification to Rights of Security Holders.

On January 24, 2007, the Company amended its Shareholder Rights Agreement, dated as of October 8, 2002 (the “Rights Agreement”), by and between the Company and Continental Stock Transfer & Trust Co., to exempt from the Rights Agreement the (i) execution and delivery of the

RSA, (ii) the exercise by the parties to the RSA of their respective rights under the RSA, and (iii) the consummation of the Exchange Offer.

Item 2.04.  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 16, 2007, DOV failed to make an interest payment to holders of the Debentures that was required under the Indenture, dated as of December 22, 2004 (the “Indenture”) between DOV and Wells Fargo Bank, N.A., as Trustee (the “Trustee”), that governs the Debentures. Such failure to pay will constitute an Event of Default under the Indenture if DOV fails to make the required interest payment by February 15, 2007. On January 22, 2007, DOV received notice from the Trustee that DOV had failed to make the January 16, 2007 interest payment and that such failure to pay would be an Event of Default under the Indenture if not remedied by February 15, 2007.

While DOV currently has no intention of making the required interest payment, the consideration to be offered in the Exchange Offer will be in full satisfaction of all amounts due under Debentures tendered for exchange, including the interest that was due and payable on January 16, 2007, as well as additional accrued but unpaid interest on the Debentures through the consummation of the Exchange Offer.

Item 8.01.  Other Events.

In connection with DOV’s negotiations with the Bondholders’ Committee, the Company provided the Bondholders’ Committee with certain non-public business and financial information under a Confidentiality Agreement by and among the Company, the legal advisors to the Bondholders’ Committee and certain members of such Committee. The Confidentiality Agreement and the RSA require that the Company disclose certain of such non-public information provided to them. As a result, we have included such information below. Certain of the information disclosed below may have been previously disclosed by us or may not be material. Inclusion of such information below is neither a statement that such information has not been previously disclosed, nor an admission that such information may be material.

Financial Projections and Timelines for Development Activities

The information provided by DOV included certain projections of the Company’s cash position, as well as projected research and development expenditures and timelines associated with such activities. The information covered the fourth quarter of 2006, the year ending December 31, 2007 and the first quarter of 2008 and was presented in November 2006 to the Bondholders’ Committee. The projections included in the information do not give effect to the proposed Exchange Offer.

DOV does not, as a matter of course, publicly disclose projections. The projections were not prepared with a view to public disclosure and are included in this Current Report on Form 8-K only because such information was made available to the Bondholders’ Committee pursuant to a Confidentiality Agreement which obligates the Company to disclose the information upon request by the Bondholders’ Committee. Accordingly, it is expected that there will be differences between actual and projected results and timelines, and actual results and timelines may be materially different than those set forth below. The projections were not prepared with a view to compliance with the published guidelines of the Securities and Exchange Commission regarding projections, nor were they prepared in accordance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. Moreover, DOV’s accountants have not examined, compiled or applied any procedures to the projections in accordance with standards established by the American Institute of Certified Public Accountants and express no opinion or any assurance on their reasonableness, accuracy or achievability. These forward-looking statements reflect numerous assumptions made by DOV’s management. In addition, factors such as industry performance, general business, economic, regulatory, and market and financial conditions, all of which are difficult to predict, may cause the projections or the underlying assumptions to be inaccurate. Accordingly, there can be no assurance that the projections will be realized, and actual results may be materially more or less favorable than those contained in the projections.

The inclusion of the projections in this Current Report on Form 8-K should not be regarded as an indication that DOV, its board of directors, or any of DOV’s financial advisors considered or consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company, its board of directors or financial advisors intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error or to otherwise have changed.

The projections and development timelines that DOV provided to the Bondholders’ Committee are set forth below.

As of September 30, 2006, the Company had $47.3 million in cash and marketable securities. The analysis prepared in November 2006 assumed no cash inflows from (i) the licensing of one of the Company’s compounds for which the Company expects to receive a net upfront cash payment of $2.0 million in the first quarter of 2007, (ii) the sale of the Company’s historical net operating losses pursuant to the New Jersey Economic Development Authority’s Technology Business Tax Certificate Program from which the Company received $5.7 million of cash in December 2006, or (iii) the receipt of the remaining balance due to the Company from the lessor of the Company’s Somerset facility for unspent monies on building upgrades, for which the Company expects to receive $1.5 million in the first quarter of 2007. The analysis also did not give effect to the consummation of the Exchange Offer, which if consummated will result in a cash reduction of approximately $14.9 million in the first quarter of 2007.

Liquidity Forecast as Presented in November 2006 to the Bondholders’ Committee (in dollars)
		2007					2008
	Q4 2006	Q1	Q2	Q3	Q4	FY 2007	Q1
Beginning Cash and Equivalents	$47,338,749	$35,072,608	$26,253,671	$20,771,735	$15,009,798	$35,072,608	$8,907,861
Cash Receipts	$0	$0	$0	$0	$0	$0	$0
Cash Disbursements
R&D - Direct Costs	3,691,700	2,782,000	2,145,000	2,475,000	2,900,000	10,302,000	2,300,000
Other(1)	8,574,441	6,036,937	3,336,937	3,286,937	3,201,938	15,862,747	3,074,300
Net Cash Flow	($12,266,141)	($8,818,937)	($5,481,937)	($5,761,937)	($6,101,938)	($26,164,747)	($5,374,300)
Ending Cash and Equivalents	$35,072,608	$26,253,671	$20,771,735	$15,009,798	$8,907,861	$8,907,861	$3,533,561

(1)	Includes salaries for R&D.

The research and development direct costs included in the above projections assumed the following: (i) immediate halt to studies 021 and 022 of bicifadine in chronic lower back pain and the Phase II trial of bicifadine in osteoarthritis, with wind-down expenses continuing through the fourth quarter of 2006 for study 021 and the Phase II trial in osteoarthritis and through the first quarter of 2007 for study 022, (ii) initiation of Phase II trial for DOV 21,947 in the first quarter of 2007, at external costs of $5.9 million in 2007 and $2.6 million in 2008, and (iii) development of a pre-clinical compound through 2007 for an IND application in 2008, at a cost of $1.6 million in 2007.

R&D Direct Cost Detail (in dollars)
		2007
	Q4 2006	Q1	Q2	Q3	Q4	FY 2007
R&D Direct Costs
DOV 21,947	$0	$1,115,000	$1,140,000	$1,610,000	$2,035,000	$5,900,000
Study 021	890,950	0	0	0	0	0
Study 022	1,443,750	662,000	0	0	0	662,000
Osteoarthritis Study	307,000	0	0	0	0	0
Other Pre-Clinical	1,050,000	1,005,000	1,005,000	865,000	865,000	3,740,000
Total	$3,691,700	$2,782,000	$2,145,000	$2,475,000	$2,900,000	$10,302,000

Promotions of Certain DOV Employees

The Bondholders’ Committee was also informed that the Company’s Board of Directors is currently considering the promotion of Barbara Duncan, the Company’s current President and Chief Financial Officer to Chief Executive Officer, the promotion of Phil Skolnick, the Company’s current Executive Vice President and Chief Scientific Officer to President and Chief Scientific Officer, and William Kaltnecker, the Company’s current Controller to Chief Accounting Officer. Actions on these promotions are in process and may be taken in the near term.

Cautionary Note

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including statements regarding the proposed restructuring of our obligations under the Debentures.  You can also identify forward-looking statements by the following words:  may, will, should, expect, intend, plan, anticipate, believe, estimate, predict, potential, continue or the negative of these terms or other comparable terminology.  We caution you that forward-looking statements are inherently uncertain and are simply point-in-time estimates based on a combination of facts and factors currently known by us about which we cannot be certain or even relatively confident.  Actual results or events will surely differ and may differ materially from our forward-looking statements as a result of many factors, some of which we may not be able to predict or may not be within our control.  Such factors may also materially adversely affect our ability to achieve our objectives and to successfully develop and commercialize our product candidates, including our ability to:

•	consummate the Exchange Offer or raise substantial additional capital in order to repay the Debentures;

•	raise substantial additional capital in order to fund operations;

•	pursue and receive stockholder approval of the increase in authorized common stock;

•	obtain and maintain all necessary patents, licenses and other intellectual property rights;

•	demonstrate the safety and efficacy of product candidates at each stage of development;

•	meet our development schedule for our product candidates, including with respect to clinical trial initiation, enrollment and completion;

•	meet applicable regulatory standards and receive required regulatory approvals on our anticipated time schedule or at all;

•	meet or require our partners to meet obligations and achieve milestones under our license and other agreements;

•	obtain and maintain collaborations as required with pharmaceutical partners; and

•	produce drug candidates in commercial quantities at reasonable costs and compete successfully against other products and companies.

You should also refer to the risks discussed in our filings with the Securities and Exchange Commission including those contained in our annual report on Form 10-K filed on March 15, 2006 and our quarterly report on Form 10-Q for the quarter ended September 30, 2006.  We qualify all our forward-looking statements by these cautionary statements.  Readers should not place undue reliance on our forward-looking statements.  We do not undertake any obligation and do not intend to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOV PHARMACEUTICAL, INC.

Date: January 29, 2007	By:	/s/ Barbara Duncan

Name: Barbara Duncan Title: President and CFO